UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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DST Systems, Inc.
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DST Systems, Inc.
333 West 11th Street
Kansas City, Missouri 64105
SUPPLEMENT TO THE PROXY STATEMENT
FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON TUESDAY, MAY 9, 2017 AT 8:00 A.M., CENTRAL TIME,
AT www.virtualshareholdermeeting.com/DST2017
Dear Stockholders:
On March 24, 2017, we filed and began mailing to our stockholders proxy materials in connection with our 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”) of DST Systems, Inc., a Delaware corporation (“DST”). This supplementary proxy material (the "Supplement") is being filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2017. Except as specifically amended by the information contained in the Supplement, all information set forth in the proxy statement for the 2017 Annual Meeting remains unchanged and should be considered in voting your shares.
The purpose of the Supplement is to update the information under the caption “Related Person Transactions-CEO Relationship.” This information amends the disclosures made in the proxy statement, and should be read alongside the proxy statement. To the extent that information herein differs from or updates information contained in the proxy statement, the information contained herein is more current.
If you have already voted by Internet, telephone, or by mail, you do not need to take any action unless you wish to change your vote. The Supplement does not change the proposals to be acted upon at the 2017 Annual Meeting, which are described in the proxy statement.
The Supplement, the notice of annual meeting, the proxy statement for the 2017 Annual Meeting, and the 2016 annual report to stockholders are available on a website at www.proxyvote.com in accordance with the rules and regulations adopted by the SEC.
Your vote is very important. Whether or not you plan to attend the 2017 Annual Meeting, we encourage you to read the proxy statement and the Supplement and vote as soon as possible.
Thank you for your ongoing support of DST.
Sincerely,

Randall D. Young
Senior Vice President, General Counsel and Secretary
March 30, 2017

SUPPLEMENTAL INFORMATION

This Proxy Supplement amends the Proxy Statement by replacing in its entirety:

(1)	the section titled Certain Transactions with Related Persons - CEO Relationship with the following text:
CEO Relationship. On July 31, 2012, our Board elected Stephen C. Hooley as a director. Mr. Hooley became Chief Executive Officer and President of the Company on September 13, 2012, and was appointed Chairman on July 29, 2014. He had served as the Company’s President and Chief Operating Officer since mid‑2009. Mr. Hooley served from 2004 through mid‑2009 as President and Chief Executive Officer of Boston Financial Data Services, Inc. (“BFDS”), DST’s former joint venture with State Street Corporation (“State Street”). He served from mid‑2009 through April 2013 as non‑executive Chairman of BFDS. He served as a member of the board of BFDS until March 27, 2017. Mr. Hooley served in various executive officer and board positions between 2006 and 2013 with International Financial Data Services Limited Partnership (“IFDS, L.P.”), a joint venture with State Street, and International Financial Data Services Limited (“IFDS UK”), a former joint venture with State Street.
Mr. Hooley’s brother, Joseph L. Hooley, is the Chief Executive Officer of State Street. The Boston Financial joint venture was entered into between DST and State Street in 1974 predating the brothers' relationship with any of State Street, BFDS, or DST.
For 2016, the Company had equity in earnings of unconsolidated affiliates, net of income taxes provided by the unconsolidated affiliates, of $2.2 million from IFDS, L.P.
For 2016, the Company had equity in earnings of unconsolidated affiliates, net of income taxes provided by the unconsolidated affiliates, of $10.0 million from IFDS UK.  IFDS UK uses our workflow application software and participant accounting and recordkeeping for wealth management and retirement savings application software.  In addition, certain of our subsidiaries provide other business processing outsourcing services to IFDS UK and its subsidiaries. In 2016, we had consolidated operating revenues of $44.7 million from IFDS UK and its subsidiaries.
For 2016, the Company had equity in earnings of unconsolidated affiliates, net of income taxes provided by the unconsolidated affiliates, of $8.3 million from BFDS. BFDS uses our mutual fund shareowner accounting and recordkeeping system and services as a remote services client. Certain of our subsidiaries provide other services and license software to BFDS and its subsidiaries. In 2016, we had consolidated operating revenues of $92.2 million from BFDS and its subsidiaries.
2017 Transactions. On March 27, 2017, the Company and/or certain of its subsidiaries entered into a series of definitive agreements pursuant to which, among other things, BFDS and IFDS would become wholly-owned indirect subsidiaries of DST.
On March 27, 2017, DST entered into a definitive agreement (the “BFDS Reorganization Agreement”), pursuant to which, among other things, State Street will contribute all of its interest in IFDS Realty, LLC, a Massachusetts limited liability company, and shares of stock in Vestmark, Inc., a Delaware corporation (“Vestmark”), to BFDS, in exchange for shares of BFDS (the “Reorganization”). The Reorganization transaction closed on March 30, 2017.
On March 27, 2017, West Side Investment Management, Inc., a Nevada corporation and wholly-owned subsidiary of DST (“West Side”) entered into a definitive agreement (the “Exchange Agreement”) pursuant to which West Side, following the Reorganization, acquired, in a non-taxable transaction for U.S. federal income tax purposes, State Street’s interest in BFDS in exchange for 2,041,187 shares of State Street common stock owned by West Side valued at $157.6 million (the “Exchange”), based on the closing share price for State Street common stock as of March 24, 2017. Upon the closing of this transaction, BFDS became a wholly-owned subsidiary of DST (directly and through DST’s ownership interest in West Side).
On March 27, 2017, DST entered into a definitive agreement (the “IFDS UK Purchase Agreement”) pursuant to which, among other things, DST indirectly purchased (i) all of the issued and outstanding stock of IFDS Percana Group Limited, a company organized under the laws of Ireland (“Percana”) indirectly held by International Financial Data Services Limited Partnership, a Massachusetts limited partnership (“IFDS LP”), which is jointly owned by DST and State Street, (ii) State Street’s 50% interest  in IFDS UK (the “SST- IFDS UK Interest”), from State Street and (iii) all of the membership interests of IFDS Realty UK, LLC, a Delaware limited liability company, directly held by IFDS LP, for a combined $175.0 million in cash.  Prior to the sale of State Street’s STT-IFDS UK Interest, DST owned a 50% interest in, and State Street owned a 50% interest in, IFDS UK.  Percana, IFDS UK, and IFDS Realty UK, LLC became wholly-owned subsidiaries (directly and indirectly) of DST following the closing of the transactions contemplated by the IFDS UK Purchase Agreement.
On March 27, 2017, DST entered into a definitive agreement (the “Joint Marketing Agreement”) pursuant to which State Street Bank and Trust Company, a Massachusetts trust company (“SSB”), and a subsidiary of State Street, may refer to BFDS certain opportunities to provide transfer agency services, and DST may refer to SSB certain opportunities to provide custody, mutual fund accounting and fund administration services. In addition, subject to certain exceptions, neither DST nor its affiliates will (1) provide transfer agency services in the U.S. bundled with any custody, mutual fund accounting and fund administration services provided by certain third parties; or (2) permit DST’s TA2000 system to be used by those third parties to provide transfer agency services. The term of the Joint Marketing Agreement is five years.
On March 27, 2017, DST also entered into a certain termination agreement (the “Termination Agreement”) and other ancillary agreements. The Termination Agreement terminates the following material definitive agreements:

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Amended and Restated Joint Venture Agreement, by and between DST and State Street, dated as of October 31, 2006, as amended, pursuant to which DST and State Street jointly governed BFDS. Such termination will be effective as of, and automatically upon, the closing of the Reorganization;

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Share Transfer Restriction and Option Agreement, by and between DST and State Street, dated as of December 23, 1992, relating to restrictions on the transfer of shares of International Financial Data Services Limited prior to 1995 and a mutual right of first refusal on transfers of such shares after 1995. Such termination will be effective as of March 27, 2017; and

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Agreement, by and among State Street (f/k/a State Street Boston Corporation), DST Systems International B.V., a Netherlands corporation, and International Financial Data Services Limited (f/k/a. Clarke & Tilley Limited), dated December 23, 1992, pursuant to which DST and State Street jointly governed International Financial Data Services Limited. Such termination will be effective as of March 27, 2017.

No penalties for early termination were incurred by the termination of any of the above agreements. The Termination Agreement also terminates certain agreements made in the ordinary course of business by and between or among DST, State Street, BFDS, and SSB, effective either as of March 27, 2017 and/or automatically upon the closing of the transactions contemplated by the Exchange Agreement.

VOTING INFORMATION
If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote. Proxies that have already been received by stockholders will remain valid and will be voted at the annual meeting unless revoked.

You may change your vote at any time prior to the taking of the vote at the annual meeting. If you are the stockholder of record, you may change your vote by (i) granting a new proxy bearing a later date

(which automatically revokes the earlier proxy) using any of the methods described in the proxy statement (and until the applicable deadline for each method), (ii) providing a written notice of revocation to our corporate secretary at the address above, prior to your shares being voted, or (iii) virtually attending the annual meeting and voting. Attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee following the instructions they provided or, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, by attending the annual meeting and voting in person.
OTHER MATTERS
We know of no other matters to be submitted at the 2017 annual meeting. If any other matters properly come before the 2017 annual meeting, it is the intention of the persons named in the proxy to vote the shares they represent as the board of directors may recommend. Discretionary authority with respect to such other matters is granted by a properly submitted proxy.

It is important that your shares be represented at the 2017 annual meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.